PARACELSUS HEALTHCARE CORPORATION

                         CHANGE OF CONTROL

                        SEPARATION PAY PLAN


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                 PARACELSUS HEALTHCARE CORPORATION
                         CHANGE OF CONTROL
                        SEPARATION PAY PLAN


                             ARTICLE 1
                              GENERAL

     1.1 PURPOSE. Paracelsus Healthcare Corporation (the "Company") has established the Paracelsus Healthcare Corporation Change of Control Separation Pay Plan (the "Plan") to retain key employees and to provide, under certain circumstances, severance to participants whose employment with the Company Group ends after a Change of Control.

     1.2 FUNDING. The Company will pay Plan benefits from its general assets and will bear all expenses of administering the Plan.

     1.3 EFFECTIVE DATE. This Plan is effective as of August 1, 1997. If benefits are paid under this Plan, those benefits replace and supersede any and all prior severance or separation pay arrangements for the recipients, other than those contained in individual contracts with Employees of the Company Group.


                             ARTICLE 2
                            DEFINITIONS

     2.1 ADMINISTRATOR means the Options and Compensation Committee of the Board or other person or committee the Board appoints.

     2.2 BASE SALARY means a Participant's annualized salary determined using the greater of the Participant's rate of pay in effect on his or her employment termination date or on the date of consummation of a Change of Control, excluding (i) overtime, (ii) employer contributions to, or distributions from, any pension, profit sharing or other employee benefit plan maintained by the Company or its affiliates (including the Paracelsus Healthcare Corporation Supplemental Executive Retirement
Plan), (iii) bonuses, and (iv) any special or one-time payments to employees such as car or relocation allowances, imputed income, or payments under this Plan. Base Salary includes amounts a Participant contributes under a salary reduction agreement to a plan meeting the requirements of Section 125 or 401(k) of the Internal Revenue Code of 1986, as amended.

     2.3  BOARD means the Board of Directors of Paracelsus Healthcare
Corporation.

     2.4  CAUSE means any of the following:

          (a) an Employee's gross neglect of duties, which neglect continues for more than thirty (30) days after he or she receives written notice of actions or inactions constituting gross neglect,

          (b)  Employee's conviction of a felony,

          (c) Employee's dishonesty, embezzlement, or fraud committed in connection with his employment and resulting in or reasonably likely to result in substantial harm to the Company or the Company Group, or

          (d) issuance of any final order for Employee's removal as an employee of the Company Group by any state or federal regulatory agency.

          Cause does not include ordinary negligence or failure to act, whether due to an error in judgment or otherwise, if Employee has exercised substantial efforts in good faith to perform the duties reasonably assigned or appropriate to his position.
 .
     2.5  CHANGE OF CONTROL means any of the following events:

          (a) any "person" (as such term is defined or used in Section 3(a)(9), 13(d)(3), and 14(d)(2) of the Securities Exchange Act of 1934 (the "Exchange Act")) other than Park Hospital GmbH or Dr. Manfred George Krukemeyer, becomes the beneficial owner (as such term is used in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 50% of the undiluted total voting power of the Company's then-outstanding securities eligible to vote for the election of members of the Board ("Company Voting Securities"); PROVIDED, HOWEVER, that no event described in the immediately preceding clause shall be deemed to constitute a Change of Control by virtue of any of the following: (i) an acquisition of Company Voting Securities by the Company and/or by one or more direct or indirect majority-owned subsidiaries of the Company; (ii) an acquisition of Company Voting Securities by any employee benefit plan sponsored or maintained by the Company or by any corporation controlled by the Company; (iii) an acquisition by any underwriter temporarily holding securities pursuant to an offering of such securities; or (iv) any acquisition by any "group" (as such term is used in Rule 13d-5 under the Exchange Act) of persons that include a majority of the senior executives of the Company who served at the Senior Vice President level and above within twelve (12) months before the acquisition of more than 50% by the "person";

          (b) there is consummated a merger or consolidation of the Company or a subsidiary thereof with or into any other corporation or other entity OTHER THAN a merger or consolidation that would result in the holders of the voting securities of the Company outstanding immediately prior thereto holding securities that, in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company, represent immediately after such merger or consolidation at least 60% of the combined voting power of the then outstanding voting securities of either the Company or the other entity that survives such merger or consolidation or any parent of such other entity;

          (c) the stockholders of the Company approve (i) a plan of complete liquidation or dissolution of the Company or (ii) an agreement for the sale or disposition by the Company of all or substantially all the Company's assets, and such liquidation, dissolution, sale, or disposition is consummated; or

          (d) any Investor (as such term is defined in the Shareholder Agreement dated August 16, 1996 between Park Hospital GmbH and the Company) including any Affiliate (within the meaning assigned to such term in Rule 12b-2 of the Exchange Act) thereof acquires 66 2/3% or more of the Total Voting Power of the Company (as defined in the Shareholder Agreement), other than in a transaction to which the exclusion provided in (a)(iv) above is applicable.

          Notwithstanding the provisions above, a Change of Control shall not be deemed to have occurred: (i) under any circumstance in which the Company files for bankruptcy protection or is reorganized following a bankruptcy filing; (ii) if Dr. Krukemeyer's ownership falls below 50% unless a Change of Control event has otherwise previously occurred; or
(iii) unless a Change of Control event has otherwise previously occurred, if more than 50% of the Company Voting Securities becomes held by one or more "persons" (as such term is defined in Section 2.5(a) above) that both (I) individually hold as of the relevant date under this Plan at least 5% of the Company Voting Securities and (II) individually held at least 5% of the issued and outstanding stock of Champion Healthcare Corporation on the day before the merger of Paracelsus Healthcare Corporation and Champion Healthcare Corporation.

     2.6 COMPANY GROUP means Paracelsus Healthcare Corporation and its majority-owned subsidiaries and any other entities designated by the Administrator.

     2.7  EMPLOYEE means a common-law employee of the Company Group.

     2.8 ERISA means the Employee Retirement Income Security Act of 1974, as amended.

     2.9  GOOD REASON means any of the following:

          (a) after a Change of Control, the Participant is not continued in a position or offered a new one with (i) Base Salary equal to or in excess of Base Salary as in effect the day before consummation of a Change of Control and (ii) either the opportunity to convert existing options for Company stock into the stock of a successor company (with proportionate adjustments in shares and exercise price to reflect the relative value of the successor) or the opportunity to cash out all options for Company stock at the positive difference, if any, between the fair market value of the Common Stock (as determined under the relevant option agreement) on the day before such consummation and the exercise price and treating all such options as though they were then exercisable. The Participant would also have "Good Reason" if the initial employment after a Change of Control would require relocation of his or her principal place of employment by more than 25 miles,

          (b) for Senior Employees, the Participant's Base Salary is reduced at any time within 12 months after the consummation of a Change of Control, or

          (c) for Senior Employees, the Participant is required at any time within 12 months following consummation of a Change of Control to relocate his principal place of employment more than 25 miles.

     2.10 PARTICIPANT means an Employee selected by the Administrator who meets the participation requirements of Article 3 or a former Employee who is entitled to receive or is receiving benefits hereunder.

     2.11 PLAN YEAR means a twelve-month period beginning on January 1 and ending on the following December 31, except that the initial Plan Year is the period beginning on the Effective Date and ending on the following December 31.

     2.12 SENIOR EMPLOYEE means an Employee listed on Exhibit A to this Plan, as supplemented by the Administrator from time to time.


                             ARTICLE 3
                           PARTICIPATION

     3.1 PARTICIPATION REQUIREMENTS. The Administrator has designated on Exhibits A (for Senior Employees) and B (for other Employees) the persons eligible for benefits as of the Effective Date (the
"Participants") but may later add or remove names.

     3.2 CESSATION AND RESUMPTION OF PARTICIPATION. Participation of any Participant will cease on the earlier of (a) the date on which the Plan terminates or (b) the later of (i) the date on which the Participant ceases to be an Employee or (ii) the date on which the Participant's benefit payment from the Plan is made. Any Participant who leaves full-time employment and returns to full-time employment within one year of leaving such employment shall be reinstated in the Plan as follows: (a) for persons who did not receive a payment under the Plan, reinstatement occurs as of the date of rehire with credit for service under Section 5.1 as though he had never ceased employment and (b) for persons who received a payment under the Plan, reinstatement occurs as of the date of return with no credit for prior service under Section 5.1. Anyone returning more than one year after termination will be treated as a new Employee.


                             ARTICLE 4
                     ELIGIBILITY FOR BENEFITS

     4.1 SEPARATION EVENTS. A Senior Employee shall be eligible for the benefits provided in Section 5.1 if (i) he or she resigns for Good Reason within 30 days after the occurrence of a Good Reason (but no more than 13 months after consummation of a Change of Control) or (ii) no later than 12 months after a Change of Control, his or her employment with the Company Group is involuntarily terminated by the Company other than for Cause. Participants who are not Senior Employees shall be eligible for the benefits provided in Section 5.1 only if they resign for Good Reason within 30 days after consummation of a Change of Control.

     4.2 ADMINISTRATOR TO DETERMINE ELIGIBILITY. The Administrator, in his or her sole discretion, shall determine whether or not a separation event described in Section 4.1 has occurred with respect to a Participant

     4.3 DEATH OR DISABILITY. A Participant whose employment terminates because of death or disability shall not be entitled to benefits under this Plan.

                             ARTICLE 5
                  AMOUNT AND PAYMENT OF BENEFITS

     5.1 AMOUNT OF SEPARATION BENEFITS. The Administrator will provide a written notice of potential benefits to each Participant. These benefits, if due under Section 4.1, are in lieu of all other severance, except as provided by individual contracts or by law, and any amounts due under this Plan will be reduced by amounts due under individual contracts.

     5.2 TIMING OF BENEFITS. Payment of benefits shall ordinarily be made in a single lump sum, with appropriate taxes withheld, on the next regularly scheduled payday of the Company or as soon thereafter as administratively practicable (within 30 days after termination of employment).

     5.3 FORFEITABILITY OF BENEFITS. For terminations occurring after July 31, 1998, the Board, in its sole discretion, may eliminate benefits otherwise payable to a Participant who obtains employment. Furthermore, except as the Administrator otherwise determines, no benefits will be paid or payable after a Participant's death, total disability, or termination of the Plan.

     5.4  CLAIMS PROCEDURE.

          (a) A Participant who does not automatically receive his or her benefit under the Plan may apply for Plan benefits by filing with the Administrator a signed, written application specifically identifying the benefits requested and describing all facts and circumstances entitling him or her to payment of benefits.

          (b) Within ninety days after receipt of an application for benefits, the Administrator shall notify the Participant of the Administrator's decision. If the claim is denied in whole or in part, the Administrator's notice of denial shall be in writing and shall give:

               (i) the specific reasons for denial with specific reference to pertinent Plan provisions upon which the denial was based;

               (ii) a description of any additional materials or information necessary for the Participant to perfect the claim and an explanation of why the materials or information are necessary; and

               (iii) an explanation of the Plan's claim review procedure.

          (c) For a period of sixty days after receiving the Administrator's notice of denial, a Participant or his or her duly authorized representative may:

               (i)  review pertinent documents; and

               (ii) submit a written request to the Administrator for review of the denial.

A Participant submitting a request for review shall be allowed to submit issues and comments in writing to the Administrator.

     The Administrator shall afford any Participant so requesting a full and fair review of the decision denying his or her claim. The Administrator shall issue a written decision to the Participant within sixty days after receipt of the request for review (unless special circumstances require an extension of time, in which case a decision shall be rendered as soon as possible but no later than 120 days after the request for review). The Administrator's decision shall give specific reasons for the decision, written in a manner calculated to be understood by the Participant and shall include specific references to the pertinent Plan provisions upon which the decision is based.


                             ARTICLE 6
                          ADMINISTRATION

     6.1 ADMINISTRATOR. The Board shall name an Administrator of the Plan, who will be a fiduciary with respect to the Plan. Any person, including a director, shareholder, officer or employee of the Company, is eligible to serve as Administrator. The Administrator will serve at the pleasure of the Board and may be removed by the Board at any time with or without cause. If the Board removes the Options and Compensation Committee as Administrator and fails to appoint another Administrator, the Company will be the Administrator.

     6.2 POWER AND DUTIES OF ADMINISTRATOR. The Administrator will have authority to control and manage operation and administration of the Plan, including all rights and powers necessary or convenient to carry out his or her functions hereunder, whether or not such rights and powers are specifically enumerated herein. In particular, except as otherwise exercised by the Board, the Administrator has the sole and exclusive discretion, authority, and responsibility for administering, construing, and interpreting the provisions of the Plan and making all determinations thereunder. In establishing the Administrator's discretion, authority, and responsibility, it is the Company's intent to grant the Administrator the broadest possible powers to interpret and administer the Plan so that judicial or other review of Administrator decisions is limited to the extent allowed by law and so that maximum deference is given to all Administrator decisions under or relating to the Plan.

     Without limiting the generality of the foregoing, and in addition to the other powers set forth in this Plan, the Administrator shall have the following express authority:

          (a) To construe and interpret the Plan and decide all questions of eligibility for participation and benefits, consistent with the express terms of the Plan;

          (b) To prescribe procedures to be followed by Participants for applying for benefits hereunder;

          (c) To prepare and distribute, in such manner as the Administrator determines to be necessary or appropriate, information explaining the Plan; and

          (d) To receive from the Company Group and from Participants such information as shall be necessary for proper administration of the Plan.

     6.3 Administrator as Participant. The Administrator may also be a Participant, but he or she shall not make any discretionary decision or take any action affecting him or her as a Participant unless such decision or action is upon a matter that affects all other similarly situated Participants and confers no special right, benefit, or privilege on the Administrator not simultaneously conferred upon such other Participants.

     6.4 RECORDS AND REPORTS. The Administrator shall take any actions he or she deems necessary or appropriate to comply with laws and regulations relating to maintenance of records, notification to Participants, reports to the United States Department of Labor, and all other requirements applicable to the Plan.

     6.5 DESIGNATION OF OTHER PERSONS. The Administrator may designate other persons to carry out a specified part or parts of his or her responsibilities hereunder (including the power to designate other persons to carry out a specified part of such designated responsibility).

     6.6 INDEMNIFICATION. The Company shall, to the extent not inconsistent with or in violation of its by-laws and the laws of its state of incorporation, indemnify and hold harmless any corporate officer or employee involved in the administration of the Plan from any and all claims, loss, damages, expense (including reasonable counsel fees), and liability (including any amounts paid in settlement with the Company's approval) arising out of any act or omission of such person incurred in the administration of the Plan. The Company shall not indemnify any person whose conduct is finally adjudicated by a court of competent jurisdiction to be knowing or willful misconduct. The Company may purchase such policy or policies of liability insurance as it shall deem necessary and appropriate to protect any person involved in the administration of the Plan from any liability that may be incurred or is a result of the performance of administrative duties, other than liability arising out of knowing or willful misconduct of such person.

                             ARTICLE 7
                   PLAN AMENDMENT OR TERMINATION

     7.1 AMENDMENT AND TERMINATION. The Company forgoes any right before August 1, 1998 to amend or terminate the Plan in a manner that would reduce payments under the Plan and to amend Exhibits A or B to remove any Employees from such exhibits. Any purported amendment or termination inconsistent with the preceding sentence will be treated as entitling Participants to benefits under the Plan without the requirement of resigning from employment. Subject to the foregoing, the Company reserves the right to make by amendment such changes in, additions to, and substitutions for the provisions of the Plan, as are deemed necessary or advisable. The Company further reserves the right to terminate the Plan at any time after July 31, 1998.

     7.2 FORM OF AMENDMENT. Any Plan amendment shall be made by an instrument in writing and signed by a duly authorized officer or officers of the Company certifying that the amendment has been authorized and directed by resolution of the Board.


                             ARTICLE 8
                           MISCELLANEOUS

     8.1 NO GUARANTEE OR CONTRACT OF EMPLOYMENT, ETC. Neither the creation of the Plan nor anything contained herein shall be construed as giving any Participant or other individual any contract of employment, any other right to remain in the employ of the Company Group or to be dismissed only for cause (whether or not such cause would constitute Cause under this Plan), any equitable or other interest in the assets, business, or affairs of the Company Group, or any right to challenge any action taken or policy adopted or pursued by the Company Group.

     8.2 CONTROLLING LAW. The terms of the Plan and the rights and duties of all parties hereto or persons affected hereby shall be construed and determined according to ERISA. To the extent that ERISA does not apply, the laws of the State of Texas shall be applicable. It is intended that the Plan shall be an employee welfare benefit plan as described in Section 3(1) of ERISA. In the event of any ambiguity in the Plan, the interpretation of the Administrator shall be binding for all purposes; provided, however, that the Plan shall always be construed in compliance with applicable law.

     8.3 NONALIENATION OF BENEFITS. No right or benefit provided by this Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge, and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, or charge the same shall be void. No such right or benefit shall be liable for or subject to the debts, contracts, liabilities, engagements, or torts of any person entitled to such right or benefit. No such right or benefit shall be subject to garnishment, attachment, execution, or levy of any kind.

     8.4 SEVERABILITY. If any provision of the Plan is held illegal or invalid for any reason, such illegibility or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal and invalid provision were not included.

     8.5 PARTICIPANTS AS UNSECURED CREDITORS. Participants shall be unsecured general creditors of the Company with respect to any rights derived from the existence of the Plan. Title to and beneficial ownership of any Company assets which may be used to satisfy the Company's obligation to make payment of the compensation or benefits provided hereunder shall remain solely the property of the Company.

     8.6 SUCCESSORS AND ASSIGNS. The Plan shall inure to the benefit of and be binding upon each successor and assign of the Company. All obligations imposed upon a Participant, and all rights granted to the Company Group hereunder, shall be binding upon the Participant's heirs, legal representatives and successors. The Company will require any successor entity to expressly assume the obligations of this Plan. If the successor disputes its obligation to assume this Plan, that shall be treated as an event entitling Participants to benefits under the Plan without the requirement of resigning from employment.


     IN WITNESS WHEREOF, the Paracelsus Healthcare Corporation Change of Control Separation Pay Plan is executed by
 this        day of            ,     .


                              By:


                              Attest: